EXHIBIT 23.1

CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements of Occam Networks, Inc. on Form S-8 (Registration Nos. 333-39928, 333-55520, 333-72194, 333-91070, 333-91072, and 333-108009) of our reports dated March 19, 2004, relating to the consolidated financial statements and consolidated financial statement schedule for the years ended December 31, 2002 and 2003, which appear in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

March 29, 2004